UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2005

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2005, Green Mountain Coffee Roasters, Inc. (the "Company") entered into an amendment to the Ground Lease agreement between the Company and Pilgrim Partnership L.L.C. ("Pilgrim") dated April 14, 2005. The Amendment was required to reflect a conversion to condominium association of the property and reflects that the Company's rights to the property are through the condominium rights. Additionally, on November 16, 2005, the Company entered into a 10-year lease with Pilgrim for warehouse and office space, which is expected to be ready for occupancy in April 2006. Annual rent for the space starts at $217,000, subject to an annual increase of 2.5% and includes an option to purchase development rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: November 21, 2005